Exhibit 4.16

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDMENT 2

to

GRANT AGREEMENT

[***]

AMENDMENT SUMMARY & SIGNATURE PAGE

AMENDMENT INFORMATION
Agreement to be Amended:	Grant agreement between the Bill & Melinda Gates Foundation and LumiraDx UK Limited, effective November 5, 2019, as amended, and bearing Investment ID [***]
Amendment Purpose:	Supplement and Term Extension
Amendment Date:	Date of last signature
Amended “End Date”:	The term of the Agreement is extended by changing the End Date to December 31, 2023
This Amendment includes and incorporates into the Agreement by this reference:

This Amendment Summary & Signature Page and:

-
Attachment A-2
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Supplemental Global Access Commitment Agreement (Attachment C-2)
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Investment Document (date updated September 16, 2022)
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Budget (date updated September 16, 2022)

THIS AMENDMENT amends, and is made part of, the above-referenced Agreement and is effective as of the date of last signature. Capitalized terms not defined in this Amendment will have the meaning provided in the Agreement. Except as modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment will prevail.

The Parties enter into this Amendment by having their authorized representatives sign below. Facsimile and electronic signatures will be binding for all purposes.

BILL & MELINDA GATES FOUNDATION	LUMIRADX UK LIMITED
/s/ Karen Heichman	/s/ Ron Zwanziger
Title: Deputy Director	Title: Chairman and CEO
Date: November 30, 2022	Date: November 30, 2022

AMENDMENT 2

to

GRANT AGREEMENT

[***]

ATTACHMENT A-2

The Parties agree to amend the Agreement as provided below.

SUPPLEMENTAL FUNDS

The Foundation has approved Your request for the supplemental grant amount of $4,050,000.00

(“Supplemental Funds”). Going forward, all references to “Grant Funds” under the Agreement will include these Supplemental Funds.

REPORTING & PAYMENT SCHEDULE

The Foundation will disburse the Supplemental Funds to You, and You will submit remaining reports, according to the Reporting & Payment Schedule below. Remaining reports must include information about both the original grant amount and the Supplemental Funds.

REPORTING & PAYMENT SCHEDULE
Investment Period	Target, Milestone, or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
	[***]	[***]	[***]	$8,000,000.00
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[***]	[***]	[***]
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	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]
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Amended Total Grant Amount				$12,050,000.00

SUPPLEMENTAL PROJECT DESCRIPTION AND CHARITABLE PURPOSE

The Foundation is awarding You the Supplemental Funds to carry out the project described in the Investment Document ("Supplemental Project") in order to further the Charitable Purpose. Going forward, all references to “Project” under the Agreement will include the Supplemental Project.

USE OF SUPPLEMENTAL FUNDS

You may not use the Supplemental Funds for any purpose other than the Supplemental Project.

RELIANCE

You acknowledge that the Foundation is relying on the information You provide in reports and during the course of any due diligence conducted prior to the Start Date and during the term of this Agreement. You represent that the Foundation may continue to rely on this information and on any additional information You provide regarding activities, progress, and Funded Developments.

COUNTERPARTS AND ELECTRONIC SIGNATURES

Except as may be prohibited by applicable law or regulation, this Amendment may be signed in counterparts, by facsimile, PDF, or other electronic means, each of which will be deemed an original and all of which when taken together will constitute one agreement. Facsimile and electronic signatures will be binding for all purposes.

AMENDMENT 2

to

GRANT AGREEMENT

[***]

ATTACHMENT C-2

SUPPLEMENTAL GLOBAL ACCESS COMMITMENT AGREEMENT

Background

The focus of the underlying grant to this supplement, Proof of Concept Assays, has been on the development of the TB NAT assay from tongue swab, up to the proof of concept. The TB NAT assay itself has reached feasibility and will transition to product development with a new, separate grant. However, there remains a large body of work related to the sample preparation of the TB tongue swab, including the development of a separate instrument that would serve to lyse, stabilize, and render non-infectious the tongue swab samples contained in a collection tube (such separate instrument and collection tube, collectively, the "TB Lysis System”).

The focus of this supplement 2 to the grant, is to support these activities for the benefit not only the Lumira TB assay but also tongue swab assays using different back-end technologies. In addition, this work will support (via the Second Amended and Restated Letter Agreement, dated July 25, 2022, between LumiraDX and the Bill & Melinda Gates Foundation (the “Letter Agreement”) the distributable TB NAT assay for use with third-party test systems for use in Developing Countries.

Now, therefore, the Parties agree as follows.

This Global Access Commitment Agreement (including all appendices, exhibits and attachments hereto, this “GACA”), by and between the Bill and Melinda Gates Foundation (the “Foundation”) and LumiraDx (“LumiraDx” or the “Company”), in connection with the Foundation making a charitable grant, as amended, of up to $12,050,000, U.S. dollars ($12,050,000.00) to Company (the “Grant”) and is subject to the terms and conditions of the Grant Agreement and related documents, including but not limited to this GACA. Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties”.

Capitalized terms not defined herein shall have the same meaning as in the Grant Agreement and the Letter Agreement.

In consideration of the Foundation making the grant on the terms and conditions in the Grant Agreement, as amended, and herein, and for other good and valuable consideration, the undersigned hereby irrevocably agree as follows:

1.
Company will use reasonable and diligent steps to:

(i)
conduct activities set forth in the Investment Document Supplemental Proposal (“Supplemental Proposal”); including the development of the requisite TB Lysis System, to validate the TB Lysis System in clinical trials with the Tuberculosis test, and tech transfer the TB Lysis System so that it is ready for manufacture at scale at the time of launch.
(ii)
RESERVED;

2.
That part of the Project (as Project is defined in the Grant Agreement) described in the Supplemental Proposal, and outputs thereof are considered an Additional Assay Project under the terms 3(f)(i) of the Letter Agreement.

3.
The terms of the Letter Agreement applicable to Additional Assay Projects apply to this Project (as Project is defined in the Grant Agreement). However, the following terms of the Letter Agreement will be modified and will supersede the terms of the Letter Agreement, limited to for purposes of this GACA:

(i)
Section 3(j) (i) Pricing and Volume Commitments. For purposes of this GACA, the terms of Section 3 (j)(i) are deleted in its entirety and replaced with the following:

“(i) The Company agrees to make available to people in Developing Countries the TB Lysis System for use in connection with TB tongue swabs developed and commercialized pursuant to this Project [***] (or other applicable global access agreements between the Foundation and the Company). Additionally, other Products developed and distributed by the Company under any provided grants will be commercialized in Challenging Market Countries consistent with the maximum pricing and capacity reservation schedule included in Appendix E. In the event that the Foundation notifies the Company of the Foundation’s concerns that the affordability and availability intent of Global Access is being violated in a specific Challenging Market Country, the parties agree to work together in good faith to rectify the concern to the satisfaction of the Foundation. These commitments do not apply to sales of Products used outside of the Developing Countries.”

(ii)
Section 3(n) Global Health License. For purposes of this GACA, the terms of Section 3(n)(i) are deleted in its entirety, and replaced with the following:

“HUMANITARIAN LICENSE

Subject to provisions around supply below and applicable laws and for the purpose of achieving Global Access solely connection with tuberculosis in Developing Countries, You grant the Foundation a nonexclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid up, sublicensable license to make, use, sell, offer to sell, import, distribute, copy, create derivative works, publicly perform, and display Funded Developments and Essential Background Technology. “Essential Background Technology” means Background Technology that is: (a) owned, controlled, or developed by You, or in- licensed with the right to sublicense; and (b) either incorporated into a Funded Development or reasonably required to exercise the license to a Funded Development . You confirm that You have retained or will retain sufficient rights in the Funded Developments and such Essential Background Technology to grant this license. You must ensure this license survives the assignment or transfer of Funded Developments or Essential Background Technology. On request, You must promptly make available the Funded Developments and Essential Background Technology to the Foundation for use solely under this license. If You demonstrate to the satisfaction of the Foundation that Global Access can best be achieved without this license, the Foundation and You will make good faith efforts to modify or terminate this license, as appropriate.

Notwithstanding the forgoing, the Parties agree the Funded Developments are limited to the TB Lysis System. For the avoidance of doubt, the Humanitarian License (i) applies solely to the TB Lysis System itself solely for use in connection with tuberculosis assays and (ii) does not apply to any other product or service of LumiraDx, including any Products.

Supply: LumiraDx shall manufacture (or have manufactured) the TB Lysis System (i) for use in connection with a tuberculosis test developed for the LumiraDx Platform and (ii) to provide for distribution and supply of the TB Lysis System for use in connection with tuberculosis tests operated on third party diagnostic instruments, in each case solely in Developing Countries. LumiraDx shall first ensure it meets the needs of the TB Lysis System for use with tuberculosis tests on the LumiraDx Platform for supply to the

Foundation partners. To the extent LumiraDx is unable to meet demand of the TB Lysis System for use with third party tuberculosis tests, as determined by the Foundation, the Foundation shall be entitled to exercise the Humanitarian License to have another party manufacture the TB Lysis System for such third party use in Developing Countries for the purpose of achieving Global Access solely connection with tuberculosis. In such case LumiraDx shall cooperate with any Technology Transfer in accordance with Section 3(o) of the Letter Agreement. .”

(iii)
Section 3(o) Cooperation; Technology Transfer. For purposes of this GACA, the term “Global Health License” is deleted and replaced with “Humanitarian License.”